Exhibit 99.1

Press Release

CONTACT:	Curt Hecker	Phil Bratton
	President & Chief Executive Officer	President, Magic Valley Bank
	Intermountain Community Bancorp	A Division of Panhandle State Bank
	(208) 265-3300	(208) 736-5060

For Immediate Release	Attn: Business News
November 2, 2004

INTERMOUNTAIN COMMUNITY BANCORP AND
SNAKE RIVER BANCORP, INC. COMPLETE MERGER

Sandpoint, ID and Twin Falls, ID — (BUSINESS WIRE) — Intermountain Community Bancorp (IMCB) today announced the completion of its merger with Snake River Bancorp, Inc., the parent company of Magic Valley Bank. The shareholders of Snake River approved the merger at a special meeting on November 1, 2004. The transaction closed on November 2, 2004 and becomes effective as of the close of business on that day.

Under the terms of the Agreement and Plan of Merger governing the transaction, Snake River shareholders will receive $8.22 in cash and 0.93 shares of Intermountain stock (plus cash in lieu of fractional shares) for each share of Snake River stock. IMCB expects to issue approximately 504,305 shares of its common stock in the merger. In early November, Intermountain will send a letter to Snake River shareholders with instructions for exchanging their Snake River stock certificates for Intermountain stock certificates.

In an ongoing reflection of the community focus of Intermountain, the Snake River branches will continue to operate under the Magic Valley Bank name after the merger and will retain autonomy and local decision-making. Curt Hecker, Intermountain President and Chief Executive Officer, commented that, “It is critical to the ongoing success of our bank to remain focused and flexible in our local communities and I am very excited about combining Magic Valley Bank and its people-oriented, community culture with Panhandle State Bank.”

Phil Bratton, President of Magic Valley Bank, commented, “The combination with Intermountain allows us to offer higher lending limits and a greater array of financial products while maintaining our highly attentive approach to client service. The transition is greatly enhanced with the addition of two of our board members, Ron Jones and Jim Patrick, to Intermountain’s Board of Directors. We also believe that our partnership with Intermountain will provide our shareholders with the opportunity to benefit financially.”

Intermountain, headquartered in Sandpoint, Idaho, has total assets of approximately $581 million following the merger. Its banking subsidiary, Panhandle State Bank, offers financial services through offices in Sandpoint, Kootenai, Bonners Ferry, Priest River, Coeur d’Alene, Post Falls and Rathdrum in northern Idaho. Intermountain Community Bank, a division of Panhandle State Bank operates branches in southwest Idaho in Weiser, Payette, Nampa and Caldwell, and in

Ontario, Oregon. Magic Valley Bank, a division of Panhandle State Bank after the merger, operates branches in Twin Falls, Gooding and Jerome, Idaho.

For more information on this press release or Intermountain Community Bancorp stock, please contact Curt Hecker or Phil Bratton or visit the company’s websites at www.intermountainbank.com or www.panhandlebank.com. Bulletin Board ticker symbol IMCB.OB.

Forward-Looking Statements

This press release contains certain “forward-looking statements.” The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected. The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: difficulties in integrating our existing products, services, and operations; our ability to attract and retain customers and employees; general economic conditions; business conditions in the banking industry; world events and their impact on interest rates and customers; the regulatory environment; increased competition with community, regional and national financial institutions; and higher-than expected loan delinquencies. Readers are cautioned not to place undue reliance on these forward-looking statements. Intermountain Community Bancorp and Snake River Bancorp, Inc. do not undertake any obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents that Intermountain Community Bancorp files from time to time with the SEC.